UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report	June 23, 2008
(Date of earliest event reported)	June 6, 2008

Great Plains Ethanol, LLC

(Exact name of Registrant as specified in its charter)

South Dakota

(State or other jurisdiction of incorporation)

0-49779	46-0459188
(Commission File Number)	(I.R.S. Employer Identification Number)

27716 462nd Avenue, Chancellor, South Dakota	57015
(Address of principal executive offices)	(Zip Code)

(605) 647-0040

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.              Amendments to Articles of Incorporation of Bylaws; Change in Fiscal Year

(a)           Amendments to Operating Agreement.

(1)           On June 20, 2008, Great Plains Ethanol, LLC (d/b/a POET™ Biorefining - Chancellor) (the “Company”) executed an amendment to the Company’s Fifth Amended and Restated Operating Agreement, which amendment was approved by the Company’s Board of Managers on June 17, 2008, in accordance with Section 8.1(a)(ix) of the Fifth Amended and Restated Operating Agreement.  The amendment was made effective immediately and the provisions amended were (i) Article 1, Section 1.27 and (ii) Article 4, Section 4.1(b).  These sections were amended by the provisions set forth in an Amendment to Fifth Amended and Restated Operating Agreement, which amendment is filed as an exhibit to this Current Report.

(2)           The amendments to Section 1.27 and Section 4.1(b) reflect a new quarterly-based trading program, commencing on July 1, 2008, that will allow interested buyers and sellers of our member units to trade without any blackout periods, subject to the restrictions on trading otherwise included in the Fifth Amended and Restated Operating Agreement and the Company’s Capital Units Transfer System, including approval of any transfers by our board of managers.  These amendments have been adopted in connection with the board’s approval of the reclassification transaction described in Item 8.01 below, and were also made in conjunction with revisions to the Company’s Capital Units Trading System described below.

Item 8.01.              Other Events

On June 6, 2008, the board of managers of the Company approved a reclassification of the Company’s Class A member units.  In the proposed reclassification, record holders of 2 or fewer of the Company’s Class A member units will have their Class A member units reclassified into newly-created Class E membership units, on the basis of one Class E member unit for each Class A member unit held by such unit holders immediately prior to the effective time of the reclassification.  Unit holders receiving Class E member units will receive no additional consideration for their Class A member units.  All other Class A member units will remain outstanding, and the characteristics of the remaining Class A member units will generally be unaffected by the reclassification, as will the characteristics of the outstanding Class B and Class C member units issued by the Company.

The reclassification transaction will be effected by the Company’s board of managers’ adoption of amendments to the Company’s Fifth Amended and Restated Operating Agreement, as amended as set forth in Item 5.03, which amendments will be included in a Sixth Amended and Restated Operating Agreement.  The Sixth Amended and Restated Operating Agreement will include details about the rights, privileges, obligations and restrictions associated with the Class E member units that our Class A unit holders who are reclassified will receive in the transaction.

Although the board has not yet adopted the Sixth Amended and Restated Operating Agreement, it is anticipated that the Class E member units will have no voting rights, including no right to vote for separate Class E representatives on the Company’s board of managers.  It is anticipated, however, that Class E member units will be more freely transferable as they will not be subject to board consent on transfer.  Holders of Class E member units will continue to be obligated to deliver corn to the Company on the same terms and conditions to which holders of the Company’s Class A member units are currently subject.  Finally, it is anticipated that the new Class E member unit holders will receive the same share of profits and losses, and the same rights to receive distributions, to which they are entitled as holders of Class A member units.

Additional features of the Class E member units, as well as the effects of the reclassification transaction on unit holders and on the Company generally, will be described in detail in a Schedule 13E-3 Transaction Statement (the “Transaction Statement”) that the Company will file with the Securities and Exchange Commission (the “SEC”).

The primary effect of the reclassification, also referred to as a Rule 13e-3 transaction, will be to reduce the total record number of holders of the Company’s Class A member units to below 300.  As a result, pursuant to Rule 13e-3 of the Securities Exchange Act of 1934, as amended, the Company will terminate the registration of the Class A member units under federal securities laws, and the Company’s obligation to file periodic and other reports with the SEC will be suspended.  In connection with the reclassification, the Company also expects to terminate the registration of its Class C member units, which are currently held by less than 300 record holders.  In addition, because the new Class E member units will be held by less than 500 holders of record, the Class E member units will be unregistered securities and, therefore, will not be subject to the public reporting requirements imposed by the SEC.

As a result of the reclassification, our unit holders will no longer hold Section 15 registered securities, and therefore will no longer be entitled under the federal securities laws to the information concerning the company required to be contained in the company’s periodic reports to the SEC.  However, the Company expects that it will voluntarily distribute financial information to unit holders on an annual basis, in addition to any information the Company may be required to provide to unit holders under South Dakota law.

The board of managers has approved the reclassification for several reasons, including the fact that the public disclosure of business operations that is required to be included in our periodic and other SEC reports may put the Company at a competitive disadvantage.  In addition, the Company expects to realize potentially significant cost savings as a result of no longer having to prepare, review, audit and file reports with the SEC.  Our board of managers also determined that, because of the low trading volume of the registered units – which are subject to restrictions on trading that the Company is required to impose in order to avoid negative tax treatment as a limited liability company – unit holders get very little tangible benefit from the Company’s status as a reporting company.  A more complete analysis of the reclassification, including the board’s reasons for undertaking the transaction, the board’s process in determining to undertake the transaction, and the board’s conclusions as to the fairness of the transaction to unit holders, will be included in the Transaction Statement.

As stated above, the reclassification transaction is being effected through amendments to the Company’s Fifth Amended and Restated Operating Agreement, which will be included in a Sixth Amended and Restated Operating Agreement that the board of managers will approve and the Company will enter into.  In the Fifth Amended and Restated Operating Agreement, unit holders vested the board of managers with the right to create and issue classes of units, and with the right to enter into any amendments of the Fifth Amended and Restated Operating Agreement, except where a vote is separately required under South Dakota law.  The South Dakota limited liability company act does not require a member vote for the reclassification.  Accordingly, the Company will not be soliciting a member vote.

In order for unit holders to fully understand the reclassification transaction, and in compliance with the SEC’s rules for going private transactions, the Company will be distributing the Transaction Statement to unit holders at least 20 days prior to effectuating the reclassification.  The Company anticipates filing the initial Transaction Statement with the SEC in the third quarter of 2008 and expects that the reclassification will be completed in the fourth quarter of 2008.  The board of managers encourages unit holders to carefully review the Transaction Statement in its entirety.  As stated above, the Transaction Statement will have additional information about the transaction, including details of the terms of the to-be-created Class E member units, the effects of the reclassification on Class A unit holders who will have their units reclassified into Class E member units, the effects of the transaction on Class A unit holders who will retain their Class A member units, the other effects, reasons, alternatives and factors considered by the board of managers in proceeding with the transaction, and numerous other disclosures required by the SEC’s rules for companies undertaking a going private transaction.

As stated above, in connection with the reclassification and in conformity with the amendment to our Fifth Amended and Restated Operating Agreement, our Board has approved amendments to the Company’s Capital Units Transfer System that, starting July 1, 2008, will institute trading on a quarterly basis (as opposed to the former trimester basis), with trades closing on each January 1, April 1, July 1, and October 1.  The Board has eliminated blackout periods on trades, which will allow for free trading over each quarterly period in compliance with our Capital Units Transfer System.  In addition, the Board has agreed that it will waive the $50 per transferee charge on certain private transfers – specifically, gifts to family members and trading among family members – for any such private transfers that are requested from July 1, 2008 through August 31, 2008.  Any private transfers must continue to be made in compliance with the other provisions of the Capital Units Transfer System.  A copy of the Capital Units Transfer System is available through the Company’s website, which can be accessed through www.poetenergy.com.

Forward Looking Statements

Statements contained in this Current Report that are not purely historical are forward-looking statements, including, but not limited to, statements regarding our expectations, hopes, beliefs, intentions or strategies regarding the future.  We caution you not to place undo reliance on any forward-looking statements made by, or on behalf of the Company in this Current Report, the Transaction Statement or in any of the Company’s filings with the SEC or otherwise.  Additional information with respect to factors that may cause our results to differ materially from those contemplated by forward-looking statements is included in our current and subsequent filings with the SEC.

Where You Can Find More Information

The Company is subject to the information requirements of the Securities Exchange Act, as amended, and in accordance therewith we file reports, transaction statements and other information with the SEC.  Such reports, transaction statements and other information can be inspected and copied at the public reference facilities of the SEC at Room 100 F Street, N.E., Washington, D.C., 20549.  Copies of such materials can also be obtained at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C., 20549.  You may obtain information on the operations of the SEC’s public reference room in Washington, DC by calling the SEC at 1-800-SEC-0330.  In addition, such reports, transaction statements and other information are available from the Edgar filings obtained through the SEC’s Internet Website (http://www.sec.gov).

Item 9.01.              Financial Statements and Exhibits

(d)           Exhibits

Exhibit 3.1              Amendment to Fifth Amended and Restated Operating Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT PLAINS ETHANOL, LLC

Dated: June 23, 2008	By:	/s/ Rick Serie
Rick Serie
Chief Executive Officer